Exhibit 99.1

Introduction to Unaudited Pro Forma Combined Financial Information

As previously disclosed on June 17, 2013, Hawaii Pacific Energy, LLC, a Delaware limited liability company (“HPE” or the “Buyer”) and wholly owned subsidiary of Par Petroleum Corporation, entered into a Membership Interest Purchase Agreement (as amended, the “TSO Purchase Agreement”). Pursuant to the TSO Purchase Agreement, the Buyer agreed to acquire (the “Acquisition”) from Tesoro Corporation, a Delaware corporation (the “Seller”), all of the issued and outstanding units (the “Purchased Units”) representing the membership interests in Tesoro Hawaii, LLC, a Hawaii limited liability company subsequently renamed Hawaii Independent Energy, LLC (“HIE”), and indirectly HIE’s wholly owned subsidiary, Smiley’s Super Service, Inc., a Hawaii corporation (the “Acquired Subsidiary”). HIE and the Acquired Subsidiary own, operate and use (i) a petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii (the “Refinery”), (ii) certain pipeline assets, floating pipeline mooring equipment, and refined products terminals, and (iii) retail assets selling fuel products and merchandise on the islands of Oahu, Maui and Hawaii.

On September 25, 2013 (the “Effective Date”), the Buyer completed the Acquisition for an aggregate purchase price, including the $25.0 million deposit previously paid, of $75.0 million, paid in cash at the closing plus certain contingent earnout payments of up to $40.0 million. The earnout payments, if any, are to be paid annually following each of the three calendar years beginning January 1, 2014, through the year ending December 31, 2016, in an amount equal to 20% of the consolidated annual gross margin of HIE in excess of $165 million during such calendar years, with an annual cap of $20 million. In the event that the Refinery ceases operations or in the event Buyer disposes of any facility used in the acquired business, Buyer’s obligation to make earnout payments could be modified and/or accelerated as provided in the TSO Purchase Agreement. The consideration was paid with a portion of the proceeds from the sale of 143,884,892 shares of common stock in a private placement transaction, as well as, from amounts received pursuant to supply and exchange agreements with Barclays Bank PLC and an ABL credit facility with Deutche Bank AG New York Branch.

References to “we,” “our,” or “the Company” refer to Par Petroleum Corporation and its subsidiaries.

Description of Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined statement of operations for the nine  months ended September 30, 2013 combines our unaudited historical statement of operations for the nine months ended September 30, 2013, as filed with the Securities and Exchange Commission  ("SEC") on November 14, 2013 in our Quarterly Report on Form 10-Q for the periods ended September 30, 2013, with HIE’s unaudited historical statement of operations for the period from January 1, 2013 through September 25, 2013, giving effect to the Acquisition as if it had occurred on January 1, 2012, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition, if any. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company and HIE.

The unaudited pro forma financial statements should not be taken as representative of our future consolidated results of operations or financial condition.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(In thousands, except per share amounts)

	Company Historical	HIE Historical	Pro Forma Adjustments		Company Pro Forma
	A	B
Revenue:
Operating revenues	$128,960	$2,100,769	$—		$2,229,729
Natural gas and oil sales	5,988	—	—		5,988

Total revenues	134,948	2,100,769	—		2,235,717

Operating expenses:
Cost of sales	—	2,033,844	—		2,033,844
Operating expenses	113,561	92,696	—		206,257
Lease operating expense	4,175	—	—		4,175
Production taxes	39	—	—		39
Gain on asset disposal	—	(14,340)	14,340	D	—
Depreciation, depletion, amortization and accretion	3,022	1,344	5,060	E	9,426
Trust litigation and settlements	5,713	—	—		5,713
General and administrative expense	19,422	14,074	—		33,496

Total operating expenses	145,932	2,127,618	19,400		2,292,950

Loss from unconsolidated affiliates	(1,772)	—	—		(1,772)

Operating loss	(12,756)	(26,849)	(19,400)		(59,005)

Other income and (expense):
Interest expense and financing costs, net	(9,806)	(230)	2,937	C	(7,099)
Other income	797	—	—		797
Realized gain on derivative instruments, net	410	—	—		410
Unrealized loss on derivative instruments	(6,645)	—	—		(6,645)

Total other expense	(15,244)	(230)	2,937		(12,537)

Loss before income taxes	(28,000)	(27,079)	(16,463)		(71,542)

Income tax expense (benefit)	(650)	541	—	F	(109)

Net loss	$(28,650)	$(26,538)	$(16,463)		$(71,651)

See accompanying notes to pro forma condensed consolidated financial information.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2013

The pro forma condensed consolidated statements of operations are presented as if the acquisition of HIE, which closed on September 25, 2013, occurred on January 1, 2012. The adjustments to the pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 were as follows:

A.	Company Historical

Derived from the Company’s unaudited historical consolidated statement of operations for the nine months ended September 30, 2013.

B.	HIE Historical

Derived from HIE’s unaudited historical consolidated statement of operations for the period from January 1, 2013 through September 25, 2013.

C.	Financing Costs

To fund the acquisition of HIE on September 25, 2013, the Company entered into an ABL credit facility and drew $15.0 million and incurred loan costs of approximately $2.3 million. The facility bore interest at a rate of 4.5%, as of September 25, 2013, and matures September 25, 2017. As a result of this transaction, the Company would have incurred additional financing costs of approximately $0.9 million for the nine months ended September 30, 2013.

In addition, the Company used a portion of the net proceeds from its private placement to repay approximately $46.8 million of its existing debt. As a result, financing costs for the nine months ended September 30, 2013 would have decreased by approximately $3.9 million.

D.	Impairments and Gain on Disposal of Assets

Effective December 31, 2012, HIE reclassified its assets as available for sale. As a result, HIE recorded impairments representing those assets’ estimated fair values and recognized a liability for estimated asset retirement obligations totaling approximately $248.3 million for the year ended December 31, 2012. On June 17, 2013, upon entering into the TSO Purchase Agreement, HIE reversed the liability for asset retirement obligations and recognized a gain of approximately $14.3 million in the statement of operations for the nine months ended September 30, 2013.

E.	Depreciation and Amortization Expense

For the nine months ended September 30, 2013, HIE recorded depreciation and amortization expense totaling approximately $1.3 million. As of the closing of the Acquisition, the carrying value of HIE’s tangible and intangible assets were adjusted to their estimated fair value. Pro forma estimated depreciation and amortization expense was follows (dollars in thousands):

	Remaining Useful Life (Years)	Fair Value	Annual Depreciation

Refinery real estate	47	$1,360	$29
Refinery Machinery &Equipment	10	38,359	3,836
Cogen unit	8	5,000	625
Terminal Machinery & Equipment	11	1,464	133
Pipelines - onshore	9	2,383	265
Pipelines - offshore	8	2,524	316
SPM - new	28	6,250	223
SPM - old	3	2,500	833
Vehicles	4	1,600	400
Row	30	34	1
Improvements – Real estate	18	3,113	173
Improvements – Machinery & Equipment	14	1,557	111

Total plant and equipment		$66,144	$6,945

Trade marks and trade names	3	$4,782	$1,594

Annual pro forma depreciation and amortization			$8,539

For the nine months ended September 30, 2013			$6,404

F.	Income taxes

No adjustment for income taxes is required for the nine months ended September 30, 2013. The Company has Federal net operating loss carryforwards available to offset any federal taxable income generated by HIE.